Exhibit 10.1

EXECUTION VERSION

SPAC SUPPORT AGREEMENT

This SPAC Support Agreement (this “Agreement”) is made as of March 17, 2025, by and among Cohen Circle Acquisition Corp. I, a Cayman Islands exempted company (“SPAC”), Cohen Circle Sponsor I, LLC, a Delaware limited liability company (“CCS I”), Cohen Circle Advisors I, LLC, a Delaware limited liability company (“CCA I,” and together with CSS I, the “Sponsors”), Cantor Fitzgerald & Co., a New York general partnership (“Cantor” and, together with Sponsors, collectively the “Voting Parties” and individually each a “Voting Party”), and Kyivstar Group Ltd., an exempted company with limited liability, incorporated and existing under the laws of Bermuda with registration number 202504557, with its registered office at Victoria Place, 31 Victoria Street, Hamilton, HM10, Bermuda, and its principal business address at Index Tower (East Tower), Unit 1703, DIFC (Dubai International Financial Center), United Arab Emirates (the “New PubCo”). Capitalized terms used and not defined herein have the respective meanings assigned to them in the Business Combination Agreement (as such term is defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, VEON Amsterdam B.V., a private company with limited liability, VEON Holdings B.V., a private company with limited liability, New PubCo and SPAC have entered into a Business Combination Agreement (as the same may be amended from time to time, the “Business Combination Agreement”), pursuant to which New PubCo and SPAC expect to effect a business combination transaction by which, among other things, (a) New PubCo will apply to list its common shares on Nasdaq and become a listed company and (b) Merger Sub will merge with and into SPAC, with SPAC surviving (the “Merger”), as a result of which all issued and outstanding ordinary shares of SPAC immediately prior to the effective time will be converted into the right to receive New PubCo Common Shares; and

WHEREAS, as a condition and inducement to New PubCo’s willingness to enter into the Business Combination Agreement, New PubCo has required that the Voting Parties enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the term “Voting Shares” shall mean, taken together, all securities of SPAC beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding ordinary shares underlying unexercised warrants, but including any ordinary shares acquired upon exercise of such warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Voting Party, including any and all securities of SPAC acquired and held in such capacity subsequent to the date hereof.

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s Beneficial Ownership of its Voting Shares set forth on Annex A hereto, as follows:

(a) Authority. Such Voting Party has all requisite power and authority (or, if such Voting Party is an individual, capacity and competence) to enter into this Agreement, to perform such Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Voting Party. This Agreement constitutes a valid and binding obligation of such Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by principles governing the availability of equitable remedies.

(b) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of such Voting Party is required in connection with the execution, delivery and performance of this Agreement.

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation or, if such Voting Party is an entity, its constitutive governing documents, applicable to such Voting Party or to such Voting Party’s property or assets (including such Voting Party’s Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Merger or that would reasonably be expected to prevent such Voting Party from fulfilling its obligations under this Agreement.

(d) Ownership of Shares. Except pursuant to the arrangements referred to in the following sentence, such Voting Party (i) Beneficially Owns its Voting Shares free and clear of all Liens (other than restrictions on transfer under applicable securities laws) and (ii) has the sole power to vote or cause to be voted its Voting Shares. Except as set forth in that certain letter agreement, dated October 10, 2024, entered into by certain of the Voting Parties for the benefit of SPAC (the “Insider Letter”), pursuant hereto and pursuant to, if such Voting Party is an entity, the constitutive governing documents of such Voting Party, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of its Voting Shares prior to the consummation of the Merger and there are no voting trusts or voting agreements with respect to such Voting Party’s Voting Shares. Other than as set forth on Annex A attached hereto, as of the date of this Agreement, such Voting Party does not Beneficially Own (i) any Voting Shares or (ii) any options, warrants or other rights to acquire any additional ordinary shares of SPAC (“SPAC Ordinary Shares”) or any security exercisable for or convertible into SPAC Ordinary Shares.

(e) No Litigation. There is no Proceeding pending against, or, to the knowledge of such Voting Party, threatened against, such Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of such Voting Party to perform such Voting Party’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

3. Agreement to Vote Shares; Further Assurances.

(a) Each Voting Party irrevocably and unconditionally agrees during the term of this Agreement (x) to vote or cause to be voted all Voting Shares that he, she or it Beneficially Owns at every meeting (or in connection with any request for action by written consent) of the shareholders of SPAC at which such matters are considered and at every adjournment or postponement thereof, and (y) to execute a written consent or consents if shareholders of SPAC are requested to vote their shares through the execution of an action by written consent, in each case to the extent such Voting Shares are entitled to vote thereon pursuant to SPAC’s certificate of incorporation and bylaws: (i) in favor of (A) the Merger and the Business Combination Agreement and the other transactions contemplated thereby, (B) any proposal to adjourn or postpone such meeting of shareholders of SPAC to a later date if there are not sufficient votes to approve the Merger, and (C) any other matter reasonably necessary to the consummation of the transactions contemplated by the Business Combination Agreement and considered and voted upon by the shareholders of SPAC; and (ii) against any proposal or offer from any Person (other than the New PubCo or any of its Affiliates) concerning (A) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving SPAC, or (B) the sale, lease, exchange or other disposition of any significant portion of SPAC’s properties or assets, (C) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC under the Business Combination Agreement, and (D) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of SPAC’s conditions precedent under the Business Combination Agreement or change in any manner the voting rights of any class of shares of SPAC (including any amendments to SPAC’s articles of association and bylaws), except as contemplated by this Agreement.

(b) From time to time, at the request of SPAC, each Voting Party shall take all such further actions, as may be necessary or appropriate to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement, and execute customary documents incident to the consummation of the Merger.

4. No Voting Trusts or Other Arrangement. Each Voting Party agrees that during the term of this Agreement such Voting Party will not, and will not permit any entity under such Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to such Voting Shares or subject any of such Voting Shares to any arrangement with respect to the voting of such Voting Shares except as contemplated in this Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to its Voting Shares.

5. Transfer and Encumbrance. During the term of this Agreement each Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Voting Party’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit or restrict (x) Transfers by a Voting Party to (a) a Person holding more than 5% of the voting equity securities of SPAC immediately prior to such Transfer, (b) any investment fund or other entity controlled or managed by or under common management or control with such Voting Party or affiliates of such Voting Party, (c) another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such Voting Party, (d) a Permitted Transferee (as such term is defined in the Insider Letter), or (e) if such Voting Party is an entity, any shareholder, member, partner or trust beneficiary as part of a distribution; provided, that the transferee agrees in a writing, reasonably satisfactory in form and substance to New PubCo and SPAC, to be bound by all of the terms of this Agreement, or (y) a Voting Party from entering into any contract, option or other agreement with respect to, or consenting to, a Transfer of, any of his, her or its Voting Shares or Voting Party’s voting or economic interest therein that would occur concurrently with or following the termination of this Agreement. Furthermore, during the term of this Agreement, each Voting Party will not, directly or indirectly, acquire any Voting Shares if, after such acquisition, such Voting Party would reasonably be expected to Beneficially Own more than 9.9% of New PubCo’s Common Shares after giving effect to the Merger.

6. Appraisal and Dissenters’ Rights. Each Voting Party hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that such Voting Party may have by virtue of ownership of its Voting Shares and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against SPAC relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Merger, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the board of directors of SPAC in connection with this Agreement, the Business Combination Agreement or the Merger.

7. Redemption Rights. Each Voting Party agrees not to redeem, elect to redeem or tender or submit any Voting Shares Beneficially Owned by such Voting Party for redemption in connection with any meeting of shareholders of SPAC, the Merger or any other transactions contemplated by the Business Combination Agreement.

8. Anti-Dilution Adjustment Waiver. Contingent upon the closing of the Merger, each Sponsor and each Insider who is a holder of SPAC Class B Ordinary Shares (“Class B Shares”), and who together hold at least a majority of the Class B Shares, hereby waives on behalf of the holders of all Class B Shares, pursuant to and in compliance with the provisions of the Second Amended and Restated Memorandum and Articles of Association of SPAC (as may be further amended from time to time, the “Articles”), any adjustment to the conversion ratio set forth in Section 17.3 of the Articles, and any rights to other anti-dilution protections with respect to the Class B Shares, that may arise in connection with the Merger.

9. Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the Merger Effective Time and (ii) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms. Upon termination of this Agreement, no party shall have any further rights, obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination and the provisions of Sections 10 through 13 hereof shall survive any termination of this Agreement.

10. No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a shareholder of SPAC. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer of SPAC or any of its Subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party (or any Affiliate, partner or employee of Voting Party) in his, her or its capacity as a director or officer of SPAC, and no actions or omissions taken in any Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party (or any Affiliate, partner or employee of Voting Party) from exercising his or her fiduciary duties as an officer or director to SPAC or its Subsidiaries.

11. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

12. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email of a pdf document; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed to the relevant addresses and email addresses for each Party as set forth on Annex B attached hereto, or, if to the Voting Parties(s), to the address(es) set forth on Annex A hereto, or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).  If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

14. Miscellaneous.

(a) Governing Law; Waiver of Jury Trial. Sections 11.7 and 11.8 of the Business Combination Agreement are hereby incorporated herein by reference, mutatis mutandis.

(b) Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by Law.

(c) Counterparts. This Agreement may be executed in two or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic, facsimile or portable document format shall be effective as delivery of a mutually executed counterpart to this Agreement.

(d) Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

(e) Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the other parties hereto, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives, and nothing herein, express or implied, it intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to give effect to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this SPAC Support Agreement as of the date first written above.

SPAC:

COHEN CIRCLE ACQUISITION CORP. I

By:	/s/ Betsy Z. Cohen
Name:	Betsy Z. Cohen
Title:	President and Chief Executive Officer

SPONSORS:

COHEN CIRCLE SPONSOR I, LLC

By:	/s/ Betsy Z. Cohen
Name:	Betsy Z. Cohen
Title:	Manager

COHEN CIRCLE ADVISORS I, LLC

By:	/s/ Betsy Z. Cohen
Name:	Betsy Z. Cohen
Title:	Manager

[Signature Page to SPAC Support Agreement]

CANTOR:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Global Head of Investment Banking

[Signature Page to SPAC Support Agreement]

COMPANY:

KYIVSTAR GROUP LTD.

By:	/s/ Kaan Terzioglu
Name:	Kaan Terzioglu
Title:	Director

[Signature Page to SPAC Support Agreement]

Annex A

Voting Shares

[***]

A-1

Annex B

Notices

[***]

[Annex B to Sponsor Support Agreement]

B-1